UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 12, 2020
Date of Report (Date of earliest event reported)

Universal Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)
1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	UVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
The Company's shareholders voted on three proposals at the Company's annual shareholder meeting on June 12, 2020. The final voting results are provided below.
Proposal No. 1: Election of Directors. The following individuals were elected to the Company's Board of Directors by the holders of the Company's common stock and Series A Preferred Stock, voting together as one class:

Name	For	Against	Abstain	Broker Non-Votes
Scott P. Callahan	24,410,021	563,208	24,285	3,834,720
Kimberly D. Campos	22,950,977	2,005,593	40,944	3,834,720
Stephen J. Donaghy	24,294,725	659,764	43,025	3,834,720
Sean P. Downes	23,203,326	1,756,363	37,825	3,834,720
Marlene M. Gordon	24,758,905	197,226	41,383	3,834,720
Ralph J. Palmieri	22,860,629	2,112,281	24,604	3,834,720
Richard D. Peterson	24,414,598	544,307	38,609	3,834,720
Michael A. Pietrangelo	24,044,581	927,677	25,256	3,834,720
Ozzie A. Schindler	24,382,904	588,985	25,625	3,834,720
Jon W. Springer	21,689,055	3,282,519	25,940	3,834,720
Joel M. Wilentz, M.D.	24,081,146	890,553	25,815	3,834,720

Proposal No. 2: The shareholders approved, on an advisory basis, the compensation paid to the Company's named executive officers during the year ended December 31, 2019.

For:	19,662,963
Against:	5,144,949
Abstain:	189,602
Broker Non-Votes:	3,834,720

Proposal No. 3: The shareholders voted to ratify the appointment of Plante & Moran, PLLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020.

For:	28,079,788
Against:	523,022
Abstain:	229,424

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2020	UNIVERSAL INSURANCE HOLDINGS, INC.

	By:	/s/ Stephen J. Donaghy
	Name:	Stephen J. Donaghy
	Title:	Chief Executive Officer